Exhibit 10.4

CERTIFICATE OF DESIGNATION

OF

SERIES 2010 LTIP UNITS
OF

SIMON PROPERTY GROUP, L.P.

WHEREAS, Simon Property Group, L.P. (the “Partnership”), is authorized to issue LTIP Units to executives of Simon Property Group, Inc., the General Partner of the Partnership (the “General Partner”), pursuant to Section 9.3(a) of the Eighth Amended and Restated Limited Partnership Agreement of the Partnership (the “Partnership Agreement”).

WHEREAS, the General Partner has determined that it is in the best interests of the Partnership to designate a series of LTIP units that are subject to the provisions of this Designation and the related Award Agreement (as defined below); and

WHEREAS, Sections 7.3 and 9.3(c) of the Partnership Agreement authorize the General Partner, without the approval of the Limited Partners, to set forth in an LTIP Unit Designation (as defined in the Partnership Agreement) the performance conditions and economic rights including distribution and conversion rights of each class or series of LTIP Units.

NOW, THEREFORE, the General Partner hereby designates the powers, preferences, economic rights and performance conditions of the Series 2010 LTIP Units.

ARTICLE I
Definitions

Except as otherwise expressly provided herein, each capitalized term shall have the meaning ascribed to it in the Partnership Agreement.  In addition, as used herein:

“Adjustment Events” has the meaning provided in Section 2.2 hereof.

“Award Agreement” means any one of the three forms of Series 2010 LTIP Unit Award Agreements approved by the Compensation Committee of the Board of Directors of the General Partner and entered into with the holder of the number of Award LTIP Units specified therein.

“Award Date” means March 16, 2010.

“Award LTIP Units” means the number of LTIP Units issued pursuant to an Award Agreement and does not include the Earned LTIP Units or Vested LTIP Units that the Award LTIP Units may become.

“Conversion Date” has the meaning provided in Section 4.3 hereof.

“Conversion Notice” has the meaning provided in Section 4.3 hereof.

“Earned LTIP Units” means the number of Award LTIP Units that are determined by the Committee to have been earned pursuant to an Award Agreement.

“Economic Capital Account Balances” means, with respect to the LTIP Unitholders, their Capital Account balances, plus the amount of their share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units.

“Liquidating Gain” means gain allocated to the holders of Earned LTIP Units pursuant to Section 3.1 of this Designation.

“LTIP Units” means Award LTIP Units, Earned LTIP Units and Vested LTIP Units.

“LTIP Unitholder” means a person that holds LTIP Units.

“Parity Series” means any other series of LTIP Units entitled to the same allocations of Profits and Losses as the LTIP Units designated hereby.

“Partnership Unit Economic Balance” shall mean (i) the Capital Account balance of the General Partner plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in each case to the extent attributable to the General Partner’s Partnership Units divided by (ii) the number of the General Partner’s Partnership Units.

“Partnership Units” or “Units” has the meaning set forth in the Partnership Agreement.

“Special Distributions” means distributions designated as a capital gain dividend within the meaning of Section 875(b)(3)(C) of the Code and any other distribution that the General Partner determines is not made in the ordinary course.

“Vested LTIP Units” means Earned LTIP Units that have satisfied the time-based vesting requirements of an Award Agreement.

ARTICLE II
Economic Terms and Voting Rights

2.1           Designation and Issuance.  The General Partner hereby designates a series of LTIP Units entitled the Series 2010 LTIP Units.  The number of Series 2010 LTIP Units that may be issued pursuant to this Designation is the total number of Award LTIP Units issued on the Award Date. The Award LTIP Units shall be treated as having been issued on the Award Date, and the holders of Award LTIP Units shall be deemed admitted as a Limited Partner of the Partnership on the Award Date.

2.2           Unit Equivalence.  Except as otherwise provided in this Designation, the Partnership shall maintain, at all times, a one-to-one correspondence between LTIP Units and Partnership Units for conversion, distribution and other purposes, including without limitation complying with the following procedures.  If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-to-one conversion and economic equivalence ratio between Partnership Units and LTIP Units.  The following shall be “Adjustment Events”:  (A) the Partnership makes a distribution of Partnership Units or other equity interests in the Partnership on all outstanding Partnership Units (other than a distribution of Partnership Units made concurrently with a stock dividend paid by the General Partner in accordance with Rev. Proc. 2010-12 or any similar policy or pronouncement of the Internal Revenue Service), (B) the Partnership subdivides the outstanding Partnership Units into a greater number of units or combines the outstanding Partnership Units into a small number of units, or (C) the Partnership issues any Partnership Units or other equity in the Partnership in exchange for its outstanding Partnership Units by way of a reclassification or recapitalization of its Partnership Units.  If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously.  For the avoidance of doubt, the following shall not be Adjustment Events:  (x) the issuance of Partnership Units from the Partnership’s sale of securities or in a financing, reorganization, acquisition or other business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner.  If the Partnership takes an action affecting the Partnership Units other than actions specifically described above as constituting Adjustment Events and, in the opinion of the General Partner, such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances.  If an adjustment is made to the LTIP Units as hereby provided, the Partnership shall promptly file in the books and records of the Partnership a certificate setting forth such adjustment and a brief statement of facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.  Promptly after filing such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

2.3           Distributions of Net Operating Cash Flow.  Award LTIP Units shall be treated as one-tenth of a Partnership Unit for purposes of Section 6.2(b)(iii) of the Partnership Agreement, except that Award LTIP Units shall not be entitled to any Special Distributions.  Distributions with respect to an Award LTIP Unit issued during a fiscal quarter shall be prorated as provided in Section 6.2(b)(ii) of the Partnership Agreement.

2.4           Liquidating Distributions.  In the event of the dissolution, liquidation and winding up of the Partnership, distributions to holders of Award LTIP Units shall be made in accordance with Section 8.2(d) of the Partnership Agreement.

2.5           Forfeiture.  Any Award LTIP Units and Earned LTIP Units that are forfeited pursuant to the terms of an Award Agreement shall immediately be null and void and shall cease to be outstanding or to have any rights except as otherwise provided in the Award Agreement.

2.6           Voting Rights.  Holders of Award LTIP Units and Earned LTIP Units shall not be entitled to vote on any other matter submitted to the Limited Partners for their approval unless and until such units constitute Vested LTIP Units.

ARTICLE III
Tax Provisions

3.1           Special Allocations of Profits.  Profits realized in connection with a sale of all or substantially all of the assets of the Partnership (“Liquidating Gain”) shall, after allocations to the Preferred Units, be allocated to the holders of Earned LTIP Units or any Parity Series until the Economic Capital Account Balance of each such holder, to the extent attributable to such holder’s ownership of Earned LTIP Units or Parity Series, is equal to such holder’s Partnership Unit Economic Balance attributable to such Earned LTIP Units or Parity Series.  Liquidating Gain shall be taken into account whenever Capital Accounts are adjusted as a result of an adjustment to the Gross Asset Value of the Partnership’s assets.  Notwithstanding the foregoing, Liquidating Gain shall not be allocated to LTIP Units to the extent such allocation would cause the LTIP Units to fail to qualify as a “profits interest” when granted.  Gain allocated to Earned LTIP Units pursuant to this Section 3.1 shall be allocated in the following order:

(a)           First, to Vested LTIP Units in proportion to the maximum amount of gain that could be allocated to such Vested LTIP Units pursuant to this subparagraph.

(b)           Second, to Earned LTIP Units that are not Vested LTIP Units in proportion to the maximum amount of gain that could be allocated to such Earned LTIP Units pursuant to this subparagraph.

If an LTIP Unitholder forfeits any Earned LTIP Units to which gain has been previously allocated under this Section, the Capital Account associated with the forfeited Earned LTIP Units will be reallocated to that LTIP Unitholder’s remaining Earned LTIP Units at the time of forfeiture to the extent necessary to cause the Economic Capital Account Balance of such remaining Earned LTIP Units to equal the Partnership Unit Economic Balance of such Earned LTIP Units.  To the extent any gain is not reallocated in accordance with the foregoing sentence, such gain shall be forfeited.

3.2           Allocations with Respect to Award LTIP Units.  The following provisions apply to allocation of Profits and Losses with respect to Award LTIP Units:

(a)           Except as provided in Section 3.1, no Profits that the General Partner determine are attributable to a Special Distribution shall be allocated to Award LTIP Units.

(b)           Except as provided in Section 3.2(a), each Award LTIP Unit shall be treated as one-tenth of a Partnership Unit for purposes of allocation of Profits and Losses pursuant to Section 6.1(b)(3) of the Partnership Agreement.

3.3           Allocations with Respect to Earned LTIP Units.  Except as provided in Section 3.1(a), Earned LTIP Units shall be treated as Partnership Units with respect to the allocation of Profits and Losses.

3.4           Safe Harbor Election.  To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date of this Designation, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any LTIP Units issued after the effective date of such Regulations (or other guidance) will be treated as equal to the liquidation value of such LTIP Units (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for the fair market value immediately after the issuance of such LTIP Units, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceed the fair market value of the assets that secure them) and distributed the net proceeds to the LTIP Unitholders under the terms of this Agreement).  In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each LTIP Unitholder hereby agrees to comply with all safe harbor requirements with respect to transfers of such LTIP Units while the safe harbor election remains effective.  In addition, upon a forfeiture of any LTIP Units by any LTIP Unitholder, gross items of income, gain, loss or deduction shall be allocated to such LTIP Unitholder if and to the extent required by final Regulations promulgated after the effective date of this Designation to ensure that allocations made with respect to all unvested LTIP Units are recognized under Code Section 704(b).

ARTICLE IV
Conversion

4.1           Conversion Right.  Subject to the limitation set forth in Section 4.2 hereof, an LTIP Unitholder shall have the right to convert Vested LTIP Units to Partnership Units by giving notice to the Partnership as provided in Section 4.3 hereof.

4.2           Limitation on Conversion Rights.  The maximum number of Vested LTIP Units that an LTIP Unitholder may convert is equal to (a) the Economic Capital Account Balance of the LTIP Unitholder which is attributable to his or her Vested LTIP Units divided by (b) the Partnership Unit Economic Balance, in each case determined as of the effective date of the conversion.  After each conversion of Vested LTIP Units, for purposes of determining the number of Vested LTIP Units that may subsequently be converted, the Economic Capital Account Balance of the remaining Vested LTIP Units shall be reduced by the product of the Partnership Unit Economic Balance and the number of converted Vested LTIP Units.

4.3           Exercise of Conversion Right.  In order to exercise the right to convert a Vested LTIP Unit, the LTIP Unitholder shall give notice (a “Conversion Notice”) in the form attached hereto as Exhibit A to the General Partner not less than sixty (60) days prior to the date specified in the Conversion Notice as the effective date of the conversion (the “Conversion Date”). The conversion shall be effective as of 12:01 a.m. on the Conversion Date without any action on the part of the LTIP Unitholder or the Partnership.

4.4           Exchange for Shares.  An LTIP Unitholder may also exercise his right to exchange the Partnership Units to be received pursuant to the Conversion Notice to Shares or cash, as selected by the General Partner, in accordance with Article XI of the Partnership Agreement; provided, however, such right shall be subject to the terms and conditions of Article II of the Partnership Agreement and may not be effective until six (6) months from the date the Vested LTIP Units that were converted to Partnership Units became fully vested.

4.5           Forced Conversion.  In addition, the General Partner may, upon not less than ten (10) days’ notice to an LTIP Unitholder, require any holder of Vested LTIP Units to convert them into Units subject to the limitation set forth in Section 4.2.  The conversion shall be effective as of 12:01 a.m. on the date specified in the notice from the General Partner.

4.6           Notices.  Notices pursuant to this Article shall be given in the same manner as notices given pursuant to the Partnership Agreement.

EXHIBIT A

Conversion Notice

The undersigned hereby gives notice pursuant to Section 4.3 of the Certificate of Designation of Series 2010 LTIP Units of Simon Property Group, L.P. (the “Designation”) that he elects to convert          Vested LTIP Units (as defined in the Designation) into an equivalent number of Partnership Units (as defined in the Eighth Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P. (the “Partnership Agreement”)).  The conversion is to be effective on                                , 20      .

IN WITNESS WHEREOF, this Conversion Notice is given this        day of                           , 20      , to Simon Property Group, Inc. in accordance with Section 12.2 of the Partnership Agreement.